EXHIBIT 32.1

CERTIFICATION OF RECEIVER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, George C. Swarts, Receiver of the Company, certify that:

1. the accompanying Annual Report on Form 10-KSB of the Company for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively (the “Form 10-KSB”), fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ George C. Swarts
George C. Swarts
Receiver (Chief Financial Officer)

Date: November 14, 2003